UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Right to Shares and Waiver Agreement

On July 13, 2020, GI Dynamics, Inc. (the “Company”) received a conversion notice from Crystal Amber Fund Limited, the Company’s controlling stockholder (“Crystal Amber”), requesting the conversion of the entire outstanding amount of that certain Senior Secured Convertible Promissory Note, issued June 15, 2017, as amended (the “June 2017 Note”), which entitled Crystal Amber to receive 2,574,873,400 CHESS Depositary Interests (“CDIs”), representing 51,497,468 shares of the Company’s common stock. The Company issued 1,920,085,200 CDIs, representing 38,401,704 shares of common stock to Crystal Amber; however, the Company is unable at this time to issue any additional shares of common stock because it does not have a sufficient number of authorized but unissued shares of common stock available for issuance. As a result, on July 24, 2020, the Company entered into a Right to Shares and Waiver Agreement (the “Right to Shares and Waiver Agreement”) with Crystal Amber, pursuant to which the Company granted a right to Crystal Amber to receive 13,095,764 shares of the Company’s common stock that remain issuable in connection with its conversion of the June 2017 Note (the “Right”). In exchange for the Right, the June 2017 Note was deemed to be fully satisfied and the related security interest in the Company’s assets was automatically terminated.

The Right will be automatically exercised, without any action by any party, immediately effective as of the time each of the following conditions have been satisfied: (i) the Company has filed an amended and restated certification of incorporation with the Delaware Secretary of State in connection with the consummation of the Company’s anticipated financing of up to $10 million in shares of the Company’s preferred stock and (ii) the Company has been delisted from the Official List of the Australian Securities Exchange.

The foregoing description of the Right to Shares and Waiver Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Right to Shares and Waiver Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Right and the securities issuable hereunder were offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Retention Bonus Agreement and Amendment

On July 23, 2020 (the “Effective Date”), the Company entered into a Retention Bonus Agreement and Amendment (the “Retention Agreement”) with Scott Schorer, the Chief Executive Officer of the Company (“CEO”), which sets forth the terms of Mr. Schorer’s continued services as the Company’s CEO through at least December 31, 2020 (the “Retention Date”). The Retention Agreement will be effective through the Retention Date or the last date of Mr. Schorer’s employment, if different, as set forth therein (the “Retention Period”).

Pursuant to the terms and conditions of the Retention Agreement, Mr. Schorer will receive a one-time cash bonus of $609,557 (the “Retention Bonus”), subject to tax withholding under applicable law, which will be paid within seven days following the Effective Date. The Retention Bonus is in lieu of any other severance benefits that Mr. Schorer may be eligible to receive under Section 7 of Mr. Schorer’s Amended and Restated Offer Letter Agreement with the Company, dated September 19, 2019 (the “Offer Letter”).

The Retention Bonus is subject to forfeiture prior to the end of the Retention Period if the basis for the termination is for Cause by the Company or for any reason by Mr. Schorer that does not constitute Good Reason (as such terms are defined in the Offer Letter). Accordingly, in the event Mr. Schorer’s employment is terminated prior to the end of the Retention Period by the Company for Cause or by Mr. Schorer for any reason other than Good Reason, then Mr. Schorer will be required to repay the Retention Bonus pursuant to the following schedule: (i) termination prior to July 31, 2020: 6/6 of Retention Bonus to be repaid (i.e., $609,447); (ii) termination between August 1, 2020 and August 31, 2020: 5/6 of Retention Bonus to be repaid (i.e., $507,964.17); (iii) termination between September 1, 2020 and September 30, 2020: 4/6 of Retention Bonus to be repaid (i.e., $406,371.33); (iv) termination between October 1, 2020 and October 31, 2020: 3/6 of Retention Bonus to be repaid (i.e., $304,778.50); (v) termination between November 1, 2020 and November 30, 2020: 2/6 of Retention Bonus to be repaid (i.e., $203,185.67); (vi) termination between December 1, 2020 and December 31, 2020: 1/6 of Retention Bonus to be repaid (i.e., $101,592.83); and (vii) termination after December 31, 2020: 0/6 of Retention Bonus to be repaid (i.e., $0.00). Any such amounts due to be repaid will be paid by Mr. Schorer to the Company within ten days following termination as described above.

Mr. Schorer will also be eligible to earn a milestone bonus in the aggregate amount of $100,000 (the “Milestone Bonus”), subject to tax withholding under applicable law, based on the achievement of one or both of the following milestones between the Effective Date and December 31, 2020 (the “Milestone Bonus Period”), subject to the apportionment as follows: (i) 75% of Milestone Bonus ($75,000): Receipt of European CE mark approval; and (ii) 25% of Milestone Bonus ($25,000): I-STEP approval (collectively, the “Milestones”).

In the event Mr. Schorer’s employment is terminated during the Milestone Bonus Period by the Company without Cause or by Mr. Schorer for Good Reason, and if following such termination the Company determines that either Milestone is achieved during the Milestone Bonus Period, then the Company will pay Mr. Schorer an amount equal to the applicable Milestone Bonus, pro-rated based on the period of Mr. Schorer’s employment with the Company during the Milestone Bonus Period. Each portion of the Milestone Bonus, if earned, will be paid in lump sum within seven days after the determination by the Company’s Board of Directors (the “Board”) that the applicable Milestone has been met, but in no event later than January 31, 2020. In the event Mr. Schorer’s employment is terminated during the Milestone Bonus Period by the Company for Cause or by Mr. Schorer other than for Good Reason, then Mr. Schorer will not be eligible for and will forfeit any portion of the Milestone Bonus. The Milestone Bonus is in lieu of any Performance Bonus (as defined in the Offer Letter) that Mr. Schorer may be eligible to earn or receive under the Offer Letter during the Milestone Bonus Period; provided, however, that if Mr. Schorer remains employed through the conclusion of the Milestone Bonus Period, Mr. Schorer will again become eligible to earn the Performance Bonus, on the terms and conditions described in the Offer Letter, for services performed following the conclusion of the Milestone Bonus Period.

During the Retention Period, Mr. Schorer’s annual base salary will continue to be $450,000, subject to tax withholding under applicable law, to be paid each month in accordance with the Company’s payroll policies, and subject to the annual review of the Company’s Compensation Committee.

In the event Mr. Schorer’s employment is terminated for any reason following the Effective Date, whether voluntarily or involuntarily, then Mr. Schorer will provide consulting services to the Company on a part-time basis averaging ten hours per month, subject to adjustment by the parties (the “Consulting Services”), for a period of six months following such termination (the “Consulting Term”), subject to earlier termination by mutual agreement of the parties. The Company will pay Mr. Schorer a fee of $325 per hour for the Consulting Services performed during the Consulting Term, payable within ten days following the conclusion of each month in which the Consulting Services are performed.

The foregoing description of the Retention Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Retention Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Board Composition

As previously disclosed, the four current members of the Board advised the Company of their intention to resign as members of the Board after the Company was removed from the Official List of the Australian Securities Exchange, which occurred as of July 22, 2020 (Australian Eastern Standard Time).

On July 23, 2020, each member of the Board delivered a resignation letter informing the Company of their resignation as a member of the Board, including any committees thereof, effective as of 5:00 p.m. EDT on July 29, 2020; however, prior to such time, each Board member retracted their resignation and withdrew the corresponding resignation letter given that the Board believed that each member should continue to serve for proper corporate governance practices until the definitive documentation for the proposed $10 million Series A Preferred Stock financing is executed. The Company will provide further disclosure regarding the exact timing of each director’s departure as such information becomes available.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of the Current Report on Form 8-K. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to raise additional capital through a bridge financing and a proposed financing of up to $10 million in preferred stock, or capital from other sources, the Company’s ability to continue to operate as a going concern; the ability of the Company, its critical vendors, and key regulatory agencies to resume operational capabilities subsequent to the removal of COVID-19 pandemic restrictions; the Company’s ability to conduct the planned pivotal trial of EndoBarrier in the United States (“STEP-1”); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Right to Shares and Waiver Agreement, dated as of July 24, 2020, by and between GI Dynamics, Inc. and Crystal Amber Fund Limited.

10.2†	Retention Bonus Agreement and Amendment, dated as of July 23, 2020, by and between GI Dynamics, Inc. and Scott Schorer.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: July 29, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer